Exhibit 99.1
News Release
www.nortel.com

FOR IMMEDIATE RELEASE	May 2, 2007

For more information: Mohammed Nakhooda 905-863-7047 mohammnar@nortel.com	Investors (888) 901-7286 (905) 863-6049 investor@nortel.com
Nortel Appoints KPMG LLP as its Independent Public Accountants
at Annual and Special Meeting of Shareholders
TORONTO – Nortel* [NYSE/TSX: NT] announced today that the appointment of KPMG LLP (KPMG) as its principal independent public accountants beginning with fiscal 2007 was approved by Nortel shareholders at its Annual and Special Meeting of Shareholders. As previously announced, as part of its corporate renewal process, the board of directors of Nortel proposed on December 1, 2006 that KPMG serve as its principal independent public accountants, subject to the shareholder approval received today. KPMG was also appointed as Nortel Networks Limited’s principal independent public accountants. Nortel Networks Limited is Nortel’s principal operating subsidiary.
About Nortel
Nortel is a recognized leader in delivering communications capabilities that make the promise of Business Made Simple a reality for our customers. Our next-generation technologies, for both service provider and enterprise networks, support multimedia and business-critical applications. Nortel’s technologies are designed to help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people to the information they need, when they need it. Nortel does business in more than 150 countries around the world. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities legislation. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different from those contemplated in forward-looking statements. For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.